Exhibit 99.1

500 Laurel St. Baton Rouge, LA 70801 P: 225.248.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
April 26, 2022	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q1 2022

Baton Rouge, La. (April 26, 2022) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended March 31, 2022, including net income of $8.7 million or $0.41 per diluted share, decreases of $3.3 million and $0.18, respectively, from the quarter ended December 31, 2021. On a non-GAAP basis, core net income for the quarter ended March 31, 2022, which excludes certain income and expenses, was $10.3 million or $0.49 per diluted share, decreases of $1.4 million and $0.08, respectively, from the quarter ended December 31, 2021.

“Over the first quarter we completed both the acquisition of Texas Citizens Bank in Houston and organically grew overall loans across our pre-acquisition footprint at a strong 25% annualized rate,” said Jude Melville, president and CEO. “The investments we’ve made in personnel and systems over the past few quarters are beginning to show returns. We are excited that our combination of healthy growth, stabilization of net interest margin and continued strong credit metrics put us in a solid position to help our clients continue navigating the uncertain times we are experiencing as a country.”

On April 26, 2022, Business First’s board of directors declared a quarterly dividend based upon financial performance for the first quarter in the amount of $0.12 per share, same as the prior quarter, to the common shareholders of record as of May 15, 2022. The dividend will be paid on May 31, 2022, or as soon thereafter as practicable.

Quarterly Highlights

●

Completed Texas Citizens Acquisition. Business First completed its previously announced acquisition of Texas Citizens Bancorp, Inc. (Texas Citizens), based in Pasadena, Texas on March 1, 2022. As of February 28, 2022, Texas Citizens had consolidated total assets of $534.2 million, loans of $349.5 million, and deposits of $477.2 million.

●

Strong Loan Growth. Business First continued its strong organic loan growth in Texas and New Orleans due to the investments made over the course of 2021. Total loans held for investment at March 31, 2022, were $3.7 billion, an increase of $558.9 million compared to December 31, 2021, or 17.52% for the quarter. Excluding the decrease in Small Business Administration (SBA) Paycheck Protection Program (PPP) loans and loans acquired from Texas Citizens on March 1, 2022, total loans held for investment increased from the quarter ended December 31, 2021, by 6.43% or 25.71% annualized, of which 71.4% was attributable to Texas and 18.4% from our New Orleans market based on unpaid principal balance. As of March 31, 2022, approximately 31% of Business First’s loan portfolio resides in Texas based on unpaid principal balances.

●

Stabilized Net Interest Margin. For the quarter ended March 31, 2022, net interest income totaled $40.5 million and net interest margin and net interest spread were 3.51% and 3.35%, respectively, compared to $38.3 million, 3.57% and 3.38% for the quarter ended December 31, 2021. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $920,000) were 3.43% and 3.27%, respectively, for the quarter ended March 31, 2022, compared to 3.42% and 3.24% (excluding loan discount accretion of $1.6 million) for the quarter ended December 31, 2021. Non-GAAP net interest margin rose one basis point over the linked quarter despite the negative impact of two fewer days during the quarter ended March 31, 2022.

●

Continued Strong Credit Quality. Credit quality remained relatively stable from the linked quarter. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets decreased from 0.41% and 0.31%, respectively, at December 31, 2021, to 0.29% and 0.23% at March 31, 2022. The reduction was partially attributable to charge-offs during the quarter ended March 31, 2022, and the addition of Texas Citizens. Excluding the charge-offs and the addition of Texas Citizens, credit quality slightly improved over the linked quarter.

Financial Condition

March 31, 2022, Compared to December 31, 2021

Loans

Loans held for investment increased $558.9 million or 17.52% for the quarter ended March 31, 2022. The increase was attributable to the acquisition of Texas Citizens on March 1, 2022, and new loan originations during the quarter.

Excluding the net decrease in SBA PPP loans and loans acquired from Texas Citizens on March 1, 2022, total loans held for investment increased for the quarter ended March 31, 2022, by $226.9 million or 6.43% or 25.71% annualized.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.41% as of December 31, 2021, to 0.29% as of March 31, 2022. Nonperforming assets as a percentage of total assets decreased from 0.31% as of December 31, 2021, to 0.23% as of March 31, 2022. The reductions were partially attributable to charge-offs during the quarter ended March 31, 2022, and the addition of Texas Citizens. Excluding the charge-offs and Texas Citizens addition, credit quality slightly improved for the quarter ended March 31, 2022.

Total Shareholders’ Equity

Book value per common share was $20.25 at March 31, 2022, compared to $21.24 at December 31, 2021.

On a non-GAAP basis, tangible book value per share was $15.57 at March 31, 2022, compared to $17.71 at December 31, 2021. Tangible book value per share was impacted by the acquisition of Texas Citizens on March 1, 2022, resulting in dilution of $0.55, and a decrease in accumulated other comprehensive income of $38.6 million attributable to fair value adjustments on Business First’s available for sale investment portfolio, resulting in dilution of $1.88.

March 31, 2022, Compared to March 31, 2021

Loans

Total loans held for investment increased by $706.5 million or 23.23% compared to March 31, 2021. Excluding SBA PPP loans and loans acquired from Texas Citizens on March 1, 2022, loans increased $741.5 million, or 27.92%.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.44% as of March 31, 2021, to 0.29% as of March 31, 2022. Nonperforming assets as a percentage of total assets decreased from 0.52% as of March 31, 2021, to 0.23% as of March 31, 2022, largely due to the sales of nonperforming assets.

Total Shareholders’ Equity

Book value per common share was $20.25 at March 31, 2022, compared to $20.03 at March 31, 2021. On a non-GAAP basis, tangible book value per share was $15.57 at March 31, 2022, compared to $16.99 at March 31, 2021. Tangible book value per share was impacted by the acquisition of Texas Citizens on March 1, 2022, and more significantly by a decrease in accumulated other comprehensive income of $45.9 million attributable to fair value adjustments on Business First’s available-for-sale investment portfolio.

Results of Operations

First Quarter 2022 Compared to Fourth Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2022, net income was $8.7 million, or $0.41 per diluted share, compared to net income of $12.1 million or $0.59 per diluted share, for the quarter ended December 31, 2021, decreases of $3.3 million and $0.18, respectively. The decrease was largely attributable to a $2.3 million increase in salaries and benefits (approximately $530,000 attributable to salaries of Texas Citizens, $114,000 related to production bonuses, and $360,000 related to bonus payments/taxes attributable to 2021), and a decrease in other income attributable to $708,000 losses on disposals of other assets on former premises and equipment during the quarter ended March 31, 2022. Further, a $492,000 gain on sale of the Oak Grove Banking Center, $444,000 gain on sales of securities, and $555,000 in Small Business Investment Company (SBIC) income occurred during the quarter ended December 31, 2021. These amounts were partially offset by a $2.1 million increase in net interest income during the quarter ended March 31, 2022.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended March 31, 2022, was $10.3 million or $0.49 per diluted share, compared to core net income of $11.7 million or $0.57 per diluted share, for the quarter ended December 31, 2021. Notable noncore events impacting earnings for the quarter ended March 31, 2022, included $717,000 losses in disposals of former bank premises and equipment in other income, $811,000 of expenses attributable to acquisition-related expenses, and $231,000 of expenses attributable to hurricane repairs, compared to $444,000 in gains on sale of securities, a $492,000 gain on sale of the Oak Grove Banking Center, and $266,000 of expenses attributable to acquisition-related expenses, for the quarter ended December 31, 2021.

Interest Income

For the quarter ended March 31, 2022, net interest income totaled $40.5 million and net interest margin and net interest spread were 3.51% and 3.35%, respectively, compared to $38.3 million, 3.57% and 3.38% for the quarter ended December 31, 2021. The average yield on total interest-earning assets was 3.83% for the quarter ended March 31, 2022, compared to 3.93% for the quarter ended December 31, 2021. The increase in interest income was largely attributable to loan growth during the fourth quarter of 2021 and first quarter of 2022. The average yield on the loan portfolio (excluding SBA PPP loans) was 4.75% for the quarter ended March 31, 2022, compared to 4.93% for the quarter ended December 31, 2021, largely due to two fewer days and $639,000 less discount accretion for the quarter ended March 31, 2022.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $920,000) were 3.43% and 3.27%, respectively, for the quarter ended March 31, 2022, compared to 3.42% and 3.24% (excluding loan discount accretion of $1.6 million) for the quarter ended December 31, 2021.

Interest Expense

For the quarter ended March 31, 2022, overall cost of funds (which includes noninterest-bearing deposits) decreased by five basis points, from 0.38% to 0.33%, compared to the quarter ended December 31, 2021, due to increased noninterest deposits, lower yielding interest-bearing deposits, and two fewer days.

Other Income

For the quarter ended March 31, 2022, other income was lower by $1.8 million compared to the quarter ended December 31, 2021. The decrease was largely attributable to a $708,000 increase on losses related to disposal of other assets of former premises and equipment during the quarter ended March 31, 2022, and the $492,000 gain on sale related to the sale of the Oak Grove Banking Center, $444,000 gain on sales of securities, and $440,000 decrease in SBIC income during the quarter ended December 31, 2021.

Other Expenses

For the quarter ended March 31, 2022, other expense increased by $3.6 million compared to the quarter ended December 31, 2021. The increase was largely attributable to increases in salaries and benefits, $2.3 million, merger and conversion-related expenses, $545,000, and occupancy and bank premises, $530,000. The majority of the increases were attributable to the acquisition of Texas Citizens on March 1, 2022; however, salaries and benefits also increased largely due to additional staffing and merit increases during the quarter ended March 31, 2022.

Provision for Loan Losses

During the quarter ended March 31, 2022, Business First recorded a provision for loan losses of $1.6 million, compared to $1.3 million for the quarter ended December 31, 2021. The reserve for the quarter ended December 31, 2021, was driven primarily by new loan growth and charge-offs recorded, partially offset by improvement in the qualitative factors (attributed to the general economy and energy sector).

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 0.71% and 7.83%, respectively, for the quarter ended March 31, 2022, compared to 1.05% and 11.20%, respectively, for the quarter ended December 31, 2021.

First Quarter 2022 Compared to First Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2022, net income was $8.7 million or $0.41 per diluted share, compared to net income of $12.3 million or $0.59 per diluted share, for the quarter ended March 31, 2021. The decreases in net income and diluted earnings per share were largely attributable to the $7.0 million increase in other expenses, partially offset by $1.0 million in additional other income and $1.7 million less in provision for loan losses.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended March 31, 2022, was $10.3 million or $0.49 per diluted share, compared to core net income of $12.6 million or $0.61 per diluted share, for the quarter ended March 31, 2021. Notable noncore events impacting earnings for the quarter ended March 31, 2022, included $717,000 in losses on disposals of former bank premises and equipment in other income, $811,000 of expenses attributable to acquisition-related expenses, and $231,000 of expenses attributable to hurricane repairs, compared to the incurrence of $350,000 in losses attributed to former bank premises and equipment in other expenses for the quarter ended March 31, 2021.

Interest Income

For the quarter ended March 31, 2022, net interest income totaled $40.5 million and net interest margin and net interest spread were 3.51% and 3.35%, respectively, compared to $40.3 million, 4.23% and 4.06% for the quarter ended March 31, 2021. The average yield on the loan portfolio (excluding SBA PPP loans) was 4.75% for the quarter ended March 31, 2022, compared to 5.53% for the quarter ended March 31, 2021. The quarter ended March 21, 2021, included additional loan discount accretion of $2.1 million. Excluding SBA PPP interest income and loan discount accretion, loan interest income increased $5.8 million from the prior year quarter.

Average yield on total interest-earning assets, net interest margin, and net interest spread were negatively impacted for the quarter ended March 31, 2022, compared to the quarter ended March 31, 2021, by lower yielding loans, including SBA PPP loans, and securities, offset partially by lower deposit and borrowing yields.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $920,000) were 3.43% and 3.27%, respectively, for the quarter ended March 31, 2022, compared to 3.91% and 3.73% (excluding loan discount accretion of $3.1 million) for the quarter ended March 31, 2021.

Interest Expense

For the quarter ended March 31, 2022, overall cost of funds (which includes noninterest-bearing deposits) decreased by eight basis points, from 0.41% to 0.33%, compared to the quarter ended March 31, 2021. The decrease in cost of funds was primarily attributable to an overall reduction in interest rates on deposit offerings and increase in noninterest-bearing deposits, offset by an increase associated with higher subordinated debt balances.

Other Income

For the quarter ended March 31, 2022, the increase in other income of $1.0 million, compared to the quarter ended March 31, 2021, was largely attributable to the $1.3 million increase in fees and brokerage commissions related to the acquisition of Smith Shellnut Wilson, LLC on April 1, 2021, and a $238,000 increase in service charges for deposit accounts, offset by a $834,000 increase on losses on disposal of other assets mainly attributable to former premises and equipment.

Other Expenses

For the quarter ended March 31, 2022, the increase in other expense was $7.0 million compared to the quarter ended March 31, 2021. Notable increases include an increase in salaries and employee benefits of $4.8 million, attributable to an increase in employees, including the acquisition of Texas Citizens on March 1, 2022, merger and conversion-related expense increase of $801,000 attributable to the Texas Citizens acquisition, and other expenses increase of $613,000.

Provision for Loan Losses

During the quarter ended March 31, 2022, Business First recorded a provision for loan losses of $1.6 million compared to $3.4 million for the quarter ended March 31, 2021. The reserve for the quarter ended March 31, 2021, was affected by the impact of the COVID-19 pandemic on the qualitative factors at the time.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 0.71% and 7.83%, respectively, for the quarter ended March 31, 2022, from 1.15% and 11.86%, respectively, for the quarter ended March 31, 2021.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $5.4 billion in assets, $5.7 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $1.0 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a three-time recipient of Baton Rouge Business Report’s “Best Places to Work in Baton Rouge.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)
	For the Quarter Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021

Balance Sheet Ratios

Loans (HFI) to Deposits	80.48%	78.23%	78.83%
Shareholders' Equity to Assets Ratio	8.52%	9.17%	9.38%

Loans Receivable Held for Investment

Commercial (1)	$817,093	$721,385	$962,099
Real Estate:
Construction and Land	581,661	548,528	418,234
Farmland	149,270	87,463	52,861
1-4 Family Residential	485,067	467,699	460,907
Multi-Family Residential	109,773	97,508	77,390
Nonfarm Nonresidential	1,481,046	1,144,426	966,416
Total Real Estate	2,806,817	2,345,624	1,975,808
Consumer and Other (1)	124,588	122,599	104,071
Total Loans (Held for Investment)	$3,748,498	$3,189,608	$3,041,978

Allowance for Loan Losses

Balance, Beginning of Period	$29,112	$28,146	$22,024
Charge-offs – Quarterly	(1,668)	(385)	(309)
Recoveries – Quarterly	184	51	177
Provision for Loan Losses – Quarterly	1,617	1,300	3,359
Balance, End of Period	$29,245	$29,112	$25,251

Allowance for Loan Losses to Total Loans (HFI)	0.78%	0.91%	0.83%
Net Charge-offs to Average Total Loans	0.04%	0.01%	0.00%

Remaining Loan Purchase Discount	$40,623	$27,573	$32,517

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$10,784	$12,868	$11,956
Loans Past Due 90 Days or More (2)	26	222	1,479
Total Nonperforming Loans	10,810	13,090	13,435
Other Nonperforming Assets:
Other Real Estate Owned	1,369	1,427	8,851
Other Nonperforming Assets	84	-	623
Total Other Nonperforming Assets	1,453	1,427	9,474
Total Nonperforming Assets	$12,263	$14,517	$22,909

Nonperforming Loans to Total Loans (HFI)	0.29%	0.41%	0.44%
Nonperforming Assets to Total Assets	0.23%	0.31%	0.52%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $6.0 million of the commercial portfolio as of March 31, 2022.
SBA PPP loans accounted for $5.4 million of the commercial portfolio as of December 31, 2021.
SBA PPP loans accounted for $385.8 million and $0.1 million of the commercial and consumer portfolios, respectively, as of March 31, 2021.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income  over the expected life of the loans.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021

Per Share Data

Basic Earnings per Common Share	$0.42	$0.59	$0.60
Diluted Earnings per Common Share	0.41	0.59	0.59
Dividends per Common Share	0.12	0.12	0.10
Book Value per Common Share	20.25	21.24	20.03

Average Common Shares Outstanding	21,019,716	20,299,704	20,621,930
Average Diluted Shares Outstanding	21,162,482	20,462,317	20,738,013
End of Period Common Shares Outstanding	22,564,607	20,400,349	20,804,753

Annualized Performance Ratios

Return on Average Assets	0.71%	1.05%	1.15%
Return on Average Equity	7.83%	11.20%	11.86%
Net Interest Margin	3.51%	3.57%	4.23%
Net Interest Spread	3.35%	3.38%	4.06%
Efficiency Ratio (1)	72.67%	66.07%	59.19%

Total Quarterly Average Assets	$4,920,105	$4,584,460	$4,276,430
Total Quarterly Average Equity	446,003	430,834	415,896

Other Expenses

Salaries and Employee Benefits	$19,703	$17,355	$14,926
Occupancy and Bank Premises	2,052	1,522	1,811
Depreciation and Amortization	1,569	1,476	1,358
Data Processing	2,116	2,032	1,823
FDIC Assessment Fees	743	668	509
Legal and Other Professional Fees	543	480	741
Advertising and Promotions	531	999	477
Utilities and Communications	779	586	575
Ad Valorem Shares Tax	813	449	700
Directors' Fees	202	207	188
Other Real Estate Owned Expenses and Write-Downs	14	76	379
Merger and Conversion-Related Expenses	811	266	10
Other	3,844	3,982	3,231
Total Other Expenses	$33,720	$30,098	$26,728

Other Income

Service Charges on Deposit Accounts	$1,805	$1,800	$1,567
Gain (Loss) on Sales of Securities	(31)	444	(5)
Debit Card and ATM Fee Income	1,501	1,554	1,336
Bank-Owned Life Insurance Income	369	367	318
Gain on Sales of Loans	65	3	(21)
Mortgage Origination Income	209	169	229
Fees and Brokerage Commission	1,835	1,721	543
Gain (Loss) on Sales of Other Real Estate Owned	8	(35)	46
Gain (Loss) on Disposal of Other Assets	(717)	(9)	117
Gain on Sale of Branch	-	492	-
Pass-Through Income from SBIC Partnerships	115	555	53
Other	737	597	665
Total Other Income	$5,896	$7,658	$4,848

(1) Non-GAAP: Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021

Assets

Cash and Due From Banks	$282,074	$68,375	$355,257
Federal Funds Sold	67,822	227,044	105,595
Securities Available for Sale, at Fair Values	961,358	1,021,061	721,224
Loans Held for Sale	13,559	-	-
Mortgage Loans Held for Sale	1,354	1,200	2,298
Loans and Lease Receivable	3,748,498	3,189,608	3,041,978
Allowance for Loan Losses	(29,245)	(29,112)	(25,251)
Net Loans and Lease Receivable	3,719,253	3,160,496	3,016,727
Premises and Equipment, Net	63,003	58,155	57,931
Accrued Interest Receivable	20,146	19,597	25,910
Other Equity Securities	23,034	16,619	12,584
Other Real Estate Owned	1,369	1,427	8,851
Cash Value of Life Insurance	72,896	60,380	60,348
Deferred Taxes, Net	23,040	8,822	5,536
Goodwill	89,911	59,894	53,753
Core Deposit and Customer Intangibles	15,617	12,203	9,406
Other Assets	7,799	11,105	8,166

Total Assets	$5,362,235	$4,726,378	$4,443,586

Liabilities

Deposits
Noninterest-Bearing	$1,544,197	$1,291,036	$1,186,625
Interest-Bearing	3,113,541	2,786,247	2,672,109
Total Deposits	4,657,738	4,077,283	3,858,734

Securities Sold Under Agreements to Repurchase	23,345	19,121	21,419
Short-Term Borrowings	20	20	20
Subordinated Debt	111,209	81,427	77,500
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	79,957	82,022	33,073
Accrued Interest Payable	895	1,354	1,941
Other Liabilities	27,234	26,783	29,198

Total Liabilities	4,905,398	4,293,010	4,026,885

Shareholders' Equity

Common Stock	22,565	20,400	20,805
Additional Paid-In Capital	345,858	292,271	300,282
Retained Earnings	128,168	121,874	89,441
Accumulated Other Comprehensive Income (Loss)	(39,754)	(1,177)	6,173

Total Shareholders' Equity	456,837	433,368	416,701

Total Liabilities and Shareholders' Equity	$5,362,235	$4,726,378	$4,443,586

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021

Interest Income:
Interest and Fees on Loans	$40,183	$38,337	$41,419
Interest and Dividends on Securities	3,844	3,904	2,802
Interest on Federal Funds Sold and Due From Banks	95	50	41
Total Interest Income	44,122	42,291	44,262

Interest Expense:
Interest on Deposits	2,263	2,645	3,243
Interest on Borrowings	1,384	1,302	718
Total Interest Expense	3,647	3,947	3,961

Net Interest Income	40,475	38,344	40,301

Provision for Loan Losses:	1,617	1,300	3,359

Net Interest Income After Provision for Loan Losses	38,858	37,044	36,942

Other Income:
Service Charges on Deposit Accounts	1,805	1,800	1,567
Gain (Loss) on Sales of Securities	(31)	444	(5)
Gain (Loss) on Sales of Loans	65	3	(21)
Other Income	4,057	5,411	3,307
Total Other Income	5,896	7,658	4,848

Other Expenses:
Salaries and Employee Benefits	19,703	17,355	14,926
Occupancy and Equipment Expense	4,413	3,857	3,717
Merger and Conversion-Related Expense	811	266	10
Other Expenses	8,793	8,620	8,075
Total Other Expenses	33,720	30,098	26,728

Income Before Income Taxes:	11,034	14,604	15,062

Provision for Income Taxes:	2,303	2,536	2,733

Net Income:	$8,731	$12,068	$12,329

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
		Interest			Interest			Interest
	Average	Earned /	Average	Average	Earned /	Average	Average	Earned /	Average
	Outstanding	Interest	Yield /	Outstanding	Interest	Yield /	Outstanding	Interest	Yield /
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$3,382,325	$40,174	4.75%	$3,106,477	$38,318	4.93%	$2,643,668	$36,538	5.53%
SBA PPP Loans	3,725	9	1.00%	7,733	19	1.00%	374,958	4,881	5.21%
Securities Available for Sale	1,005,252	3,844	1.53%	1,041,437	3,904	1.50%	691,476	2,802	1.62%
Interest-Bearing Deposit in Other Banks	221,148	95	0.17%	143,488	50	0.14%	101,233	41	0.16%
Total Interest-Earning Assets	4,612,450	44,122	3.83%	4,299,135	42,291	3.93%	3,811,335	44,262	4.65%
Allowance for Loan Losses	(29,260)			(28,379)			(22,709)
Noninterest-Earning Assets	336,915			313,704			487,804
Total Assets	$4,920,105	$44,122		$4,584,460	$42,291		$4,276,430	$44,262

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,882,838	$2,263	0.31%	$2,653,041	$2,645	0.40%	$2,584,263	$3,243	0.50%
Subordinated Debt	91,354	1,115	4.88%	81,427	1,026	5.04%	28,450	459	6.45%
Subordinated Debt - Trust Preferred Securities	5,000	42	3.36%	5,000	42	3.36%	5,000	42	3.36%
Advances from Federal Home Loan Bank (FHLB)	80,375	223	1.11%	83,374	229	1.10%	37,022	111	1.20%
Other Borrowings	19,666	4	0.08%	25,774	5	0.08%	31,696	106	1.34%
Total Interest-Bearing Liabilities	3,079,233	3,647	0.47%	2,848,616	3,947	0.55%	2,686,431	3,961	0.59%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,370,015			$1,276,279			$1,146,950
Other Liabilities	24,854			28,731			27,153
Total Noninterest-Bearing Liabilities	1,394,869			1,305,010			1,174,103
Shareholders' Equity	446,003			430,834			415,896
Total Liabilities and Shareholders' Equity	$4,920,105			$4,584,460			$4,276,430

Net Interest Spread			3.35%			3.38%			4.06%
Net Interest Income		$40,475			$38,344			$40,301
Net Interest Margin			3.51%			3.57%			4.23%

Overall Cost of Funds			0.33%			0.38%			0.41%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021

Interest Income:
Interest income	$44,122	$42,291	$44,262
Core interest income	44,122	42,291	44,262
Interest Expense:
Interest expense	3,647	3,947	3,961
Core interest expense	3,647	3,947	3,961
Provision for Loan Losses: (b)
Provision for loan losses	1,617	1,300	3,359
Core provision expense	1,617	1,300	3,359
Other Income:
Other income	5,896	7,658	4,848
Losses on former bank premises and equipment	717	78	-
(Gains) 1osses on sale of securities	31	(444)	5
(Gains) on sale of branch	-	(492)	-
Core other income	6,644	6,800	4,853
Other Expense:
Other expense	33,720	30,098	26,728
Acquisition-related expenses (2)	(811)	(266)	(10)
Occupancy and bank premises - hurricane repair	(231)	(57)	(350)
Core other expense	32,678	29,775	26,368
Pre-Tax Income: (a)
Pre-tax income	11,034	14,604	15,062
Losses on former bank premises and equipment	717	78	-
(Gains) 1osses on sale of securities	31	(444)	5
(Gains) on sale of branch	-	(492)	-
Acquisition-related expenses (2)	811	266	10
Occupancy and bank premises - hurricane repair	231	57	350
Core pre-tax income	12,824	14,069	15,427
Provision for Income Taxes: (1)
Provision for income taxes	2,303	2,536	2,733
Tax on losses on former bank premises and equipment	151	16	-
Tax on (gains) losses on sale of securities	7	(93)	1
Tax on (gains) on sale of branch	-	(138)	-
Tax on acquisition-related expenses (2)	48	62	2
Tax on occupancy and bank premises - hurricane repair	49	12	74
Core provision for income taxes	2,558	2,395	2,810
Net Income:
Net income	8,731	12,068	12,329
Losses on former bank premises and equipment, net of tax	566	62	-
(Gains) losses on sale of securities, net of tax	24	(351)	4
(Gains) on sale of branch	-	(354)	-
Acquisition-related expenses (2), net of tax	763	204	8
Occupancy and bank premises - hurricane repair, net of tax	182	45	276
Core net income	$10,266	$11,674	$12,617

Pre-tax, pre-provision earnings (a+b)	$12,651	$15,904	$18,421
Losses on former bank premises and equipment	717	78	-
(Gains) losses on sale of securities	31	(444)	5
(Gains) on sale of branch	-	(492)	-
Acquisition-related expenses (2)	811	266	10
Occupancy and bank premises - hurricane repair	231	57	350
Core pre-tax, pre-provision earnings	$14,441	$15,369	$18,786

Average Diluted Shares Outstanding	21,162,482	20,462,317	20,738,013

Diluted Earnings Per Share:
Diluted earnings per share	$0.41	$0.59	$0.59
Losses on former bank premises and equipment, net of tax	0.03	0.00	-
(Gains) losses on sale of securities, net of tax	0.00	(0.01)	0.00
(Gains) on sale of branch	-	(0.02)	-
Acquisition-related expenses (2), net of tax	0.04	0.01	0.00
Occupancy and bank premises - hurricane repair, net of tax	0.01	0.00	0.02
Core diluted earnings per share	$0.49	$0.57	$0.61

Pre-tax, pre-provision profit diluted earnings per share	$0.60	$0.78	$0.89
Losses on former bank premises and equipment	0.03	0.00	-
(Gains) losses on sale of securities	0.00	(0.02)	0.00
(Gains) on sale of branch	-	(0.02)	-
Acquisition-related expenses (2)	0.04	0.01	0.00
Occupancy and bank premises - hurricane repair	0.01	0.00	0.02
Core pre-tax, pre-provision diluted earnings per share	$0.68	$0.75	$0.91
(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2022 and 2021. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021

Total Quarterly Average Assets	$4,920,105	$4,584,460	$4,276,430
Total Quarterly Average Equity	$446,003	$430,834	$415,896

Net Income:
Net income	$8,731	$12,068	$12,329
Losses on former bank premises and equipment, net of tax	566	62	-
(Gains) losses on sale of securities, net of tax	24	(351)	4
(Gains) on sale of branch, net of tax	-	(354)	-
Acquisition-related expenses, net of tax	763	204	8
Occupancy and bank premises - hurricane repair, net of tax	182	45	276
Core net income	$10,266	$11,674	$12,617

Return on average assets	0.71%	1.05%	1.15%
Core return on average assets	0.83%	1.02%	1.18%
Return on equity	7.83%	11.20%	11.86%
Core return on average equity	9.21%	10.84%	12.14%

Interest Income:
Interest income	$44,122	$42,291	$44,262
Core interest income	44,122	42,291	44,262
Interest Expense:
Interest expense	3,647	3,947	3,961
Core interest expense	3,647	3,947	3,961
Other Income:
Other income	5,896	7,658	4,848
Losses on former bank premises and equipment	717	78	-
(Gains) losses on sale of securities	31	(444)	5
(Gains) on sale of branch	-	(492)	-
Core other income	6,644	6,800	4,853
Other Expense:
Other expense	33,720	30,098	26,728
Acquisition-related expenses	(811)	(266)	(10)
Occupancy and bank premises - hurricane repair	(231)	(57)	(350)
Core other expense	$32,678	$29,775	$26,368

Efficiency Ratio:
Other expense (a)	$33,720	$30,098	$26,728
Core other expense (c)	$32,678	$29,775	$26,368
Net interest and other income (1) (b)	$46,402	$45,558	$45,154
Core net interest and other income (1) (d)	$47,119	$45,144	$45,154
Efficiency ratio (a/b)	72.67%	66.07%	59.19%
Core efficiency ratio (c/d)	69.35%	65.96%	58.40%

Total Average Interest-Earnings Assets	$4,612,450	$4,299,135	$3,811,335

Net Interest Income:
Net interest income	$40,475	$38,344	$40,301
Loan discount accretion	(920)	(1,559)	(3,063)
Net interest income excluding loan discount accretion	$39,555	$36,785	$37,238

Net interest margin (2)	3.51%	3.57%	4.23%
Net interest margin excluding loan discount accretion (2)	3.43%	3.42%	3.91%
Net interest spread	3.35%	3.38%	4.06%
Net interest spread excluding loan discount accretion	3.27%	3.24%	3.73%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021

Total Shareholders' (Common) Equity:
Total shareholders' equity	$456,837	$433,368	$416,701
Goodwill	(89,911)	(59,894)	(53,753)
Core deposit and customer intangible	(15,617)	(12,203)	(9,406)
Total tangible common equity	$351,309	$361,271	$353,542

Total Assets:
Total assets	$5,362,235	$4,726,378	$4,443,586
Goodwill	(89,911)	(59,894)	(53,753)
Core deposit and customer intangible	(15,617)	(12,203)	(9,406)
Total tangible assets	$5,256,707	$4,654,281	$4,380,427

Common shares outstanding	22,564,607	20,400,349	20,804,753

Book value per common share	$20.25	$21.24	$20.03
Tangible book value per common share	$15.57	$17.71	$16.99
Common equity to total assets	8.52%	9.17%	9.38%
Tangible common equity to tangible assets	6.68%	7.76%	8.07%